Exhibit 10.7

SEATTLE GENETICS, INC.
LONG TERM INCENTIVE PLAN FOR TUCATINIB
1.PURPOSE. This Seattle Genetics, Inc. Long Term Incentive Plan for Tucatinib (the “Plan”) is intended to increase stockholder value and the success of the Company by retaining and motivating Eligible Employees to achieve the Company’s objectives and to remain in service with the Company or a Subsidiary. The Plan goals are to be achieved by providing such Eligible Employees with stock incentive award opportunities, where vesting or granting, as applicable, of the Stock Awards shall be based on the receipt of FDA approval for Tucatinib, as more specifically set forth herein. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 2 of the Plan.
2.    DEFINITIONS.
(a)    “Array License Agreement” shall mean that certain License Agreement dated as of December 11, 2014 by and between Array BioPharma Inc. and Cascadian Therapeutics, Inc., as the same may be amended from time to time.
(b)     “Board” shall mean the Board of Directors of the Company.
(c)     “Certification Date” shall have the meaning set forth in Section 6(a) of the Plan.
(d)     “Committee” shall mean the Compensation Committee of the Board, a subcommittee thereof, or such other committee of the Board that may be designated by the Board to administer the Plan.
(e)    “Common Stock” shall mean the common stock of the Company.
(f)    “Company” shall mean Seattle Genetics, Inc., a Delaware corporation.
(g)    “Effective Date” shall mean the date that the Plan is approved by the Committee.
(h)    “Eligible Employee” shall mean each employee of the Company or a Subsidiary located in the United States, Europe or Canada who is in good standing (and not on a performance plan) on the Effective Date.
(i)    “Equity Incentive Plan” shall mean the Seattle Genetics, Inc. Amended and Restated 2007 Equity Incentive Plan, as may be amended from time to time.
(j)     “FDA” shall mean the U.S. Food and Drug Administration (or any successor entity thereto).
(k)    “FDA Submission Date” shall mean the date on which the Tucatinib NDA is submitted to the FDA.

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(l)    “Labeled Indications” shall mean the indication or indications, as the case may be, for which Tucatinib is approved by the FDA for commercial sale and marketing in the United States on the Tucatinib Milestone Date.
(m)     “Participant” shall mean an Eligible Employee who receives a Stock Award pursuant to the requirements described in the Plan.
(n)    “Partner” shall mean any entity to which the Company or any Subsidiary has granted a license (including a sublicense) to develop and commercialize Tucatinib pursuant to an agreement where the Company or such Subsidiary, as applicable, has retained or reserved the right, under specified conditions, to terminate such license or sublicense, as applicable, and/or to develop and commercialize Tucatinib on its own behalf.
(o)     “Payout Matrix” shall mean the matrix established by the Committee on the Effective Date that contains specified earn out percentages, with each such percentage based both on the date that the Tucatinib Milestone occurs and the breadth of the Labeled Indications.
(p)    “Stock Award” shall mean a stock unit award granted pursuant to the Plan under the Equity Incentive Plan, which grant shall be subject to the terms of the Plan, the Equity Incentive Plan and the stock unit award agreement between the Company and the Participant. Stock Awards may consist of a “First Tranche” and a “Second Tranche” as set forth in Section 5 and Section 6 of the Plan, each of which shall be granted as a separate stock unit award on the applicable date of grant.
(q)    “Subsidiary” shall mean an entity in which the Company holds greater than 50% of the voting stock or interests.
(r)    “Target Award Value” shall mean the aggregate target value of the First Tranche and Second Tranche Stock Awards that may be granted to each Eligible Employee, expressed as a specific dollar amount, as determined by the Committee.
(s)    “Target Award Value Table” shall mean the table established by the Committee on the Effective Date.
(t)    “Termination of Employment” shall have the meaning set forth in the Equity Incentive Plan.
(u)    “Tucatinib” shall mean the investigational oral tyrosine kinase inhibitor that, as of the Effective Date, is being evaluated in the pivotal HER2CLIMB trial for patients with HER2 positive metastatic breast cancer who have been previously treated with HER2-targeted agents, including patients with or without brain metastases.
(v)    “Tucatinib Milestone” shall mean the first approval by the FDA for the commercial sale and marketing of Tucatinib in the United States by the Company, any Subsidiary or any Partner for any indication, which such approval is based on clinical trial data from the pivotal HER2CLIMB trial.

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(w)     “Tucatinib Milestone Date” shall mean the date that the Tucatinib Milestone occurs.
(x)     “Tucatinib NDA” shall mean the first New Drug Application submitted to the FDA by the Company, any Subsidiary or any Partner seeking approval for the commercial sale and marketing of Tucatinib in the United States, which such submission is based on clinical trial data from the pivotal HER2CLIMB trial.
(y)    “Tucatinib Performance Period” shall mean the period of time commencing on (and including) the Effective Date and ending on (and including) the date specified by the Committee on the Effective Date.
(z)    “Vesting Date” shall have the meaning set forth in Section 5(d) of the Plan.
3.    ADMINISTRATION. The Plan shall be administered by the Committee. The Committee shall have full authority to make rules and establish administrative procedures in connection with the Plan, to interpret the Plan and those rules and procedures, to determine each Participant’s Target Award Value and actual Stock Award amounts, to approve the granting of all of the Stock Awards, and to make all other determinations, including factual determinations, and to take all other actions necessary or appropriate for the proper administration of the Plan, including the delegation of such authority or power, where appropriate and consistent with applicable law. All decisions, determinations, and interpretations by the Committee shall be final and binding on the Company and all Eligible Employees and Participants.
4.    DETERMINATION OF TARGET AWARD VALUES. On the Effective Date, the Committee shall establish the Target Award Value Table, which shall contain Target Award Values for each job level tier of Eligible Employees. Subject to Section 5(e) of the Plan, the Target Award Value applicable to an Eligible Employee shall be the Target Award Value contained in the Target Award Value Table for the Eligible Employee’s job level tier as of the Effective Date. The actual value of the aggregate amount of an Eligible Employee’s Stock Awards may be greater than or less than the Eligible Employee’s Target Award Value based both on when the Tucatinib Milestone is achieved and the breadth of the Labeled Indications, as determined in accordance with the Payout Matrix and Section 5 and Section 6 of the Plan. Notwithstanding anything in the Plan to the contrary, if an Eligible Employee is promoted after the Effective Date to a position with a higher Target Award Value, the Target Award Value applicable to such Eligible Employee shall remain equal to the Target Award Value for the Eligible Employee’s former position as of the Effective Date.
5.    ELIGIBILITY, GRANT DATES, DETERMINATION OF ACTUAL FIRST TRANCHE TARGET STOCK AWARD AMOUNT AND VESTING.
(a)    Eligibility for First Tranche and Grant Date. Absent any determination by the Committee to the contrary and subject to Section 5(e) and Section 7 of the Plan, each Eligible Employee will receive the First Tranche, which will be granted on November 1, 2018.
(b)    Determination of Actual First Tranche Target Stock Award Amount. The target number of shares of Common Stock subject to the First Tranche shall be equal to 50% of the

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Target Award Value applicable to such Eligible Employee divided by the average closing sales price of the Common Stock for the 30 calendar day period ending on October 31, 2018.
(c)    Eligibility for Second Tranche and Grant Date. Absent any determination by the Committee to the contrary and subject to Section 5(e) and Section 7 of the Plan, each Eligible Employee will receive the Second Tranche, which will be granted on or as soon as practicable following the Certification Date. For clarity, if the Tucatinib Milestone does not occur on or prior to the last day of the Tucatinib Performance Period, then the Second Tranche will not be granted.
(d)    Vesting of Stock Awards. Each Stock Award shall be unvested on the applicable date of grant and, subject to Section 5(e) and Section 7 of the Plan, shall vest as follows (and for purposes of the Plan, such date on which the First Tranche or Second Tranche of the Stock Award vests, as applicable, shall be a “Vesting Date”):
(i)    If the Tucatinib Milestone is achieved during the Tucatinib Performance Period, the First Tranche shall vest on the Certification Date in an amount equal to the target number of shares of Common Stock subject to the First Tranche multiplied by the applicable Payout Matrix earn out percentage determined by the Committee on the Certification Date. For clarity, if the Tucatinib Milestone does not occur on or prior to the last day of the Tucatinib Performance Period, then each Participant will forfeit the First Tranche on the last day of the Tucatinib Performance Period.
(ii)    The Second Tranche shall vest in full on the second anniversary of the Certification Date.
(e)     Termination of Employment and Performance Improvement Plans. If an Eligible Employee incurs a Termination of Employment or is placed on a performance improvement plan prior to the grant date of the First Tranche or Second Tranche, no further Stock Awards will be granted to such individual. Subject to Section 7 of the Plan, if a Participant incurs a Termination of Employment or is placed on a performance improvement plan prior to any Vesting Date, then all shares of Common Stock subject to the Participant’s Stock Award that are unvested as of the date of Participant’s Termination of Employment or commencement of the performance improvement plan shall be forfeited by the Participant on the date of such termination or commencement of such performance improvement plan.
6.    CERTIFICATION AND DETERMINATION OF ACTUAL STOCK AWARD AMOUNTS FOR SECOND TRANCHE.
(a)    Certification. In order for any portion of the First Tranche to vest and the Second Tranche to be granted, the Committee must certify that the Tucatinib Milestone was achieved during the Tucatinib Performance Period and determine the applicable earn out percentage in accordance with the Payout Matrix. The Committee shall do so as soon as administratively practicable after the earlier of (i) the Tucatinib Milestone Date and (ii) the end of the Tucatinib Performance Period (and for purposes of the Plan, such date on which the Committee makes such certification shall be the “Certification Date”).

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(b)    Determination of Actual Stock Award Amounts for Second Tranche. The number of shares of Common Stock subject to the Second Tranche shall be determined as follows: (50% of the Target Award Value applicable to such Eligible Employee, multiplied by the applicable earn out percentage in the Payout Matrix determined by the Committee on the Certification Date) divided by the average closing sales price of the Common Stock for the 30 calendar day period ending on the calendar day prior to the date of grant of the Second Tranche.
7.    CHANGE IN CONTROL. Notwithstanding any provision of the Plan, Section 13(c) of the Equity Incentive Plan or any written agreement between an Eligible Employee and the Company (including an Eligible Employee’s employment agreement with the Company) to the contrary, in the event a Change in Control (as defined in the Equity Incentive Plan), occurs before the Plan terminates, the following shall apply:
(a)    If a Change in Control Occurs Prior to the Last Day of the Tucatinib Performance Period and Prior to the Certification Date and the Plan and the First Tranche Stock Awards Are Assumed or Substituted. In the event of a Change in Control that occurs prior to the last day of the Tucatinib Performance Period and prior to the Certification Date, the acquirer or successor in the Change in Control (the “Acquirer”) may assume the Plan and any outstanding First Tranche Stock Awards or grant substitute awards in a manner consistent with Section 13(c) of the Equity Incentive Plan and in such event, the following shall apply:
(i)    Following such Change in Control, all references to the Company, the Board, and the Committee in this Section 7 will instead mean the Acquirer, to the extent determined appropriate by the Acquirer.
(ii)    Following such Change in Control, the Plan and the First Tranche Stock Awards may not be terminated or amended in a manner that adversely affects a Participant without such Participant’s written consent.
(iii)    If immediately prior to or within 12 months after the effective time of such Change in Control, a Participant experiences a Termination of Employment without Cause (as defined in the Equity Incentive Plan) or as a result of a Constructive Termination (as defined in the Equity Incentive Plan), then, as of the date of the Participant’s Termination of Employment, the vesting of any assumed First Tranche, or any stock award substituted for a First Tranche by the Acquirer, held by the Participant at the time of termination, shall be accelerated in an amount equal to two times the target number of shares of Common Stock subject to the First Tranche multiplied by a fraction, the numerator of which is the number of days from (and including) November 1, 2018 until (and including) the date of such Termination of Employment and the denominator of which is the number of days from (and including) November 1, 2018 until (and including) the target date range midpoint for achieving the Tucatinib Milestone, as determined by the Committee on the Effective Date.
(b)    If a Change in Control Occurs Prior to the Last Day of the Tucatinib Performance Period and Prior to the Certification Date and the First Tranche Stock Awards Are Not Assumed or Substituted. In the event of a Change in Control that occurs prior to the last day of the Tucatinib Performance Period and prior to the Certification Date where the Acquirer does

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not assume the First Tranche Stock Awards or grant equivalent substitute stock awards, then the following shall apply with respect to each outstanding First Tranche:
(i)    The vesting of the First Tranche shall be accelerated immediately prior to the effective time of such Change in Control in an amount equal to two times the target number of shares of Common Stock subject to each First Tranche Stock Award multiplied by a fraction, the numerator of which is the number of days from (and including) November 1, 2018 until (and including) the date of such Change in Control and the denominator of which is the number of days from (and including) November 1, 2018 until (and including) the target date range midpoint for achieving the Tucatinib Milestone, as determined by the Committee on the Effective Date.
(ii)    Such shares, to the extent so vested, will be treated in such Change in Control in the same manner as other outstanding shares of Common Stock held by the Company’s stockholders.
(iii)    After accelerating the vesting as described in Section 7(b)(i) of the Plan and issuing shares of Common Stock accordingly, Participants shall have no further rights, title or interest with respect to the First Tranche Stock Award and as of the date of such Change in Control, each Participant’s eligibility for the Second Tranche Stock Award or any other future or additional benefits under the Plan will terminate as of such date.
(c)    When a Change in Control Occurs After the Certification Date. If the Change in Control occurs after the Certification Date, each Participant’s Second Tranche, to the extent outstanding as of the date of the Change in Control, shall be treated in the manner set forth in Section 13(c) of the Equity Incentive Plan, as in effect on the Effective Date of the Plan.
8.    NO RIGHT TO EMPLOYMENT OR STOCK AWARDS. Selection to participate in the Plan shall not confer upon any employee any right with respect to continued employment by the Company or a Subsidiary or continued participation in the Plan. Furthermore, the Company and each Subsidiary reaffirms its at-will relationship with its employees and expressly reserves the right at any time to terminate the employment of an Eligible Employee or a Participant free from any liability or claim for benefits pursuant to the Plan, except as provided under this Plan or other written plan adopted by the Company or a Subsidiary or written agreement between the Company or a Subsidiary and the Eligible Employee or Participant.
9.    DISCRETION OF COMPANY AND COMMITTEE. Any decision made or action taken by the Company or by the Committee arising out of or in connection with the creation, amendment, construction, administration, interpretation or effect of the Plan shall be within the sole and absolute discretion of the Company or the Committee, as the case may be, and shall be conclusive and binding upon all persons. To the maximum extent possible, no member of the Committee shall have any liability for actions taken or omitted under the Plan by such member or any other person.
10.    NO FUNDING OF PLAN. Neither the Company nor any Subsidiary shall be required to fund or otherwise segregate any assets which may at any time be paid to Participants under the Plan. The Plan shall constitute an “unfunded” plan of the Company. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and any rights of any

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Participant shall be no greater than those of a general unsecured creditor or stockholder of the Company, as the case may be.
11.    NON-TRANSFERABILITY OF BENEFITS AND INTERESTS. Except as expressly provided by the Committee, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, any such attempted action shall be void, and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Eligible Employee or Participant. This Section 11 shall not apply to an assignment of a contingency or payment due (i) after the death of a Participant to the deceased Participant’s legal representative or beneficiary, or (ii) after the disability of a Participant to the disabled Participant’s personal representative.
12.    GOVERNING LAW. All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Washington.
13.    NON-EXCLUSIVITY. The Plan does not limit the authority of the Company, the Board or the Committee, or any current or future Subsidiary of the Company to grant awards or authorize any other compensation to any person under any other plan or authority.
14.    TERMINATION AND AMENDMENTS.
(a)    Automatic Plan Termination. In the event that, following the Effective Date, all licenses granted to or exercised by the Company and/or any of its Subsidiaries under the Array License Agreement terminate such that following such termination, neither the Company nor any of its Subsidiaries shall have any rights to Tucatinib (including any rights to acquire or reacquire rights to Tucatinib) (such termination, a “Rights Termination”), the Plan shall automatically terminate effective as of the date of the Rights Termination. In addition, if the Tucatinib Milestone does not occur on or prior to the last day of the Tucatinib Performance Period, then the Plan shall automatically terminate effective as of the last day of the Tucatinib Performance Period.
(b)    General. Subject to the terms of the Equity Incentive Plan and the applicable stock unit award agreements between the Company and each Participant, the Board and the Committee each reserve the right at any time to make any changes in the Plan as it may consider desirable or may suspend, discontinue or terminate the Plan at any time.

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